Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-89375 (Fleming Companies, Inc. Matching 401(k) Plan) (formerly known as the Consolidated Savings Plus and Stock Ownership Plan for Fleming Companies, Inc. and Its Subsidiaries) on Form S-8 of our report dated June 29, 2000, on the financial statement of the Fleming Companies, Inc. Matching 401(k) Plan for the year ended December 24, 1999 appearing in this Form 11-K of Fleming Companies, Inc.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
June 26, 2001